Form BCA-10.30 (Rev. Jan. 1999)	ARTICLES OF AMENDMENT	File # 5417-426-8
Jesse White Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-1832	FILED May 27, 2003 JESSE WHITE SECRETARY OF STATE	SUBMIT IN DUPLICATE
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1. CORPORATE NAME: West Suburban Bancorp, Inc.

(Note 1 )

2. MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on May 14 ,    2003    in the manner indicated below. ( "X" one box only)

      By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2 )

      By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2 )

      By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3 )

  X    By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4 )

      By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4 & 5 )

      By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5 )

3. TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)

All changes other than name, include on page 2

(over)

Text of Amendment

b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

RESOLVED, that Article Three of the Articles of Incorporation of the Corporation be amended to read in its entirety as follows:

"ARTICLE THREE: The purpose or purposes for which the corporation is organized are:

To hold stock in other corporations; to create subsidiary corporations; to act as a holding corporation of the stock or assets of other corporations; to hold shares and interests in banking corporations, provided, however, that nothing herein shall be deemed to authorize this corporation to engage in the operation of a bank or in banking activities; to acquire and hold title to real and personal property; to do any act or acts necessary or incidental to carrying out the foregoing provisions; and to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended (the "Act")."

FURTHER RESOLVED, that the Articles of Incorporation be amended by adding the following Article Nine:

"ARTICLE NINE:

Paragraph 1: Certain Limitations on Director Liability. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit. If the Act is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Act.

Paragraph 2: Repeal or Modification. Any repeal or modification of the foregoing provision of this Article Nine by the shareholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to any acts or omissions of a director occurring prior to such repeal or modification."

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

No change.

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

No change.

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

No change.

                       Before Amendment            After Amendment

Paid-in Capital     $_____________          $____________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms,under penalties of perjury, that the facts stated herein are true.

Dated         May 19            , 2003                     WEST SUBURBAN BANCORP, INC.

                    (Month & Day)                           (Year)          (Exact Name of Corporation at date of execution)

attested by    /s/ George E. Ranstead                   by /s/ Duane G. Debs

(Signature of Secretary or Assistant Secretary)          (Signature of President or Vice President)

    George E. Ranstead, Secretary                 Duane G. Debs, President

(Type or Print Name and Title)             (Type or Print Name and Title)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                          ,

          (Month & Day)      (Year)

NOTES and INSTRUCTIONS

NOTE 1: State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2: Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3: Directors may adopt amendments without shareholder approval in only seven instances, as follows:

    to remove the names and addresses of directors named in the articles of incorporation;

    to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;

    to increase, decrease, create or eliminate the par value of the shares of any class, so long as no class or series of shares is adversely affected.

    to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

    to change the corporate name by substituting the word "corporation", "incorporated", "company", "limited", or the abbreviation "corp.", "inc.", "co.", or "ltd." for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

    to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,

    to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4: All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders' meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies. (§ 10.20)

NOTE 5: When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

RETURN TO DANA REDBURG
BARACK, FERRAZZANO, KIRSCHBAUM & PERLMAN

SUITE 2700

333 WEST WACKER DRIVE

CHICAGO, ILLINOIS 60606

C-173.11